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                                                                    Exhibit 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 29, 1999, accompanying the 1998 consolidated financial statements of North Fulton Bancshares, Inc. and subsidiary included in the Registration Statement and Prospectus on Form S-4. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts".


                                                    PORTER KEADLE MOORE, LLP

                                                    /s/ Porter Keadle Moore, LLP



Atlanta, Georgia
July 9, 1999